FOR IMMEDIATE RELEASE

Contact:	Roger D. Plemens
President and Chief Executive Officer
(828) 524-7000

ENTEGRA FINANCIAL CORP. ANNOUNCES

FIRST QUARTER 2018 RESULTS

Franklin, North Carolina, April 19, 2018 — Entegra Financial Corp. (the “Company”) (NASDAQ: ENFC), the holding company for Entegra Bank (the “Bank”), today announced earnings and related data for the three months ended March 31, 2018.

Highlights

The following tables highlight the trends that the Company believes are most relevant to understanding the performance of the Company. As further detailed in Appendix A to this press release, core results (non-GAAP financial measures) reflect adjustments for investment gains and losses, investment impairment, and merger-related expenses.

	For the Three Months Ended March 31,
	(Dollars in thousands, except per share data)
	2018		2017		Change (%)
	GAAP	Core	GAAP	Core	GAAP	Core
Net income	$3,582	$3,746	$1,300	$2,027	175.5%	84.8%
Net interest income	$12,393	N/A	$9,618	N/A	28.9%	N/A
Net interest margin	3.49%	N/A	3.30%	N/A	5.8%	N/A
Return on average assets	0.90%	0.94%	0.39%	0.61%	130.8%	54.1%
Return on average equity	9.48%	12.18%	3.87%	6.28%	145.0%	93.9%
Efficiency ratio	66.64%	65.18%	80.43%	70.16%	-17.1%	-7.1%
Diluted earnings per share	$0.51	$0.53	$0.20	$0.31	155.0%	71.0%

	2018	2017
	(Dollars in thousands, except per share data)
Asset Quality:
Non-performing loans	$4,336	$4,778
Real estate owned	$2,874	$2,568
Non-performing assets	$7,210	$7,346
Non-performing loans to total loans	0.42%	0.48%
Non-performing assets to total assets	0.44%	0.46%
Net charge-offs	$80	$315
Allowance for loan losses to non-performing loans	257.54%	227.86%
Allowance for loan losses to total loans	1.08%	1.08%

Other Data:
Book value per share	$22.05	$22.00
Tangible book value per share	$17.98	$17.90
Closing market price per share	$29.00	$29.25
Closing price-to-tangible book value ratio	161.29%	163.41%
Equity to assets ratio	9.34%	9.59%
Tangible common equity to tangible assets ratio	7.75%	7.93%

Management Commentary

Roger D. Plemens, President and CEO of the Company, reported, “We are very pleased with our first quarter results which reflect more than a 90% increase in core return on average equity and more than a 80% increase in core net income compared to the first quarter of 2017. We continued to experience strong loan demand during the first quarter with annualized growth of 12%, while improving net interest margin 19 basis points over the first quarter of 2017 to 3.49%. We remain very focused on improving our efficiency as the organization grows and are pleased to see our core efficiency ratio improve to 65%. Moving forward, we will continue to look for opportunities to supplement our organic growth with acquisitions that provide further low cost funding.”

Net Interest Income

Net interest income increased $2.8 million, or 28.9%, to $12.4 million for the three months ended March 31, 2018 compared to $9.6 million for the same period in 2017. The increase in net interest income was primarily due to higher volumes in the loan portfolio as well as an increase in the yields earned on cash, investments and loans partially offset by increased costs of borrowings. Net interest margin for the three months ended March 31, 2018 improved to 3.49% compared to 3.30% for the same period in 2017.

Provision for Loan Losses

The provision for loan losses was $0.4 million for the quarter ended March 31, 2018 compared to $0.3 million for the same period in 2017. The increased provision for loan losses in 2018 was mainly attributable to organic loan growth. The Company continues to experience modest levels of net charge-offs and non-performing loans.

Noninterest Income

Noninterest income increased $0.6 million, or 52.3%, to $1.7 million for the three months ended March 31, 2018 compared to $1.1 million for the same period in 2017 primarily as the result of the other than temporary impairment of one investment security during the three months ended March 31, 2017. Increases in mortgage banking, service charges on deposit accounts, interchange fees, and bank-owned life insurance (BOLI) were partially offset by declines in gains on sale of Small Business Association (“SBA”) loans and trading securities losses. The Company recently hired a Director of SBA Lending and expects higher levels of gains on the sale of SBA loans in future quarters.

Noninterest Expense

Noninterest expense increased $0.8 million, or 8.7%, to $9.4 million for the three months ended March 31, 2018 compared to $8.6 million for the same period in 2017. The increase was primarily related to increased compensation and employee benefits, net occupancy expenses, and data processing expenses as the 2018 period included the full impact of the Chattahoochee Bank of Georgia acquisition and the branches acquired from Stearns Bank. Federal deposit insurance premiums increased for the three months ended March 31, 2018 compared to the same period in 2017 due to a reduction in premium credits based on certain regulatory ratios.

Income Taxes

Income tax expense for the three months ended March 31, 2018 was $0.7 million compared to $0.5 million for the comparable period in the prior year. Income tax expense for the 2018 period benefitted from the newly enacted Federal tax rate of 21% compared to a Federal tax rate of 35% in 2017. Income tax expense for the three months ending March 31, 2018 and 2017 benefited from tax-exempt income related to municipal bond investments and BOLI income resulting in effective tax rates of 17.2% and 26.9%, respectively.

Balance Sheet

Total assets increased $44.0 million, or an annualized rate of 11.1%, to $1.63 billion at March 31, 2018 from $1.58 billion at December 31, 2017.

Loans receivable increased $30.5 million, or an annualized rate of 12.0%, to $1.04 billion at March 31, 2018 from $1.00 billion at December 31, 2017. Loan growth continues to be primarily concentrated in commercial real estate and commercial and industrial loans.

Core deposits, which include wholesale deposits of $81.3 million, increased $22.8 million, or an annualized rate of 11.9%, to $788.2 million at March 31, 2018 from $765.4 million at December 31, 2017. Certificates of deposit increased $20.9 million, or an annualized rate of 21.1%, to $417.7 million at March 31, 2018 from $396.7 million at December 31, 2017. Core deposits decreased slightly from 66% of the Company’s deposit portfolio at December 31, 2017 to 65% at March 31, 2018.

Total shareholders’ equity increased $0.6 million to $151.9 million at March 31, 2018 compared to $151.3 million at December 31, 2017. This increase was primarily attributable to $3.6 million of net income, offset by a $3.4 million after tax decline in the market value of investment securities available for sale. Tangible book value per share, a non-GAAP measure, increased $0.08 to $17.98 at March 31, 2018 from $17.90 at December 31, 2017.

Asset Quality

Non-performing assets decreased $0.1 million to $7.2 million at March 31, 2018 from $7.3 million at December 31, 2017. Net loan charge-offs continue to remain modest totaling $0.1 million for the three months ended March 31, 2018.

Non-GAAP Financial Measures

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables in Appendix A, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. This press release and the accompanying tables discuss financial measures, such as core noninterest expense, core net income, core diluted earnings per share, core return on average assets, core return on tangible average equity, core efficiency ratio, tangible common equity, tangible assets and tangible book value per share, which are all non-GAAP measures. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results or financial condition as reported under GAAP.

About Entegra Financial Corp. and Entegra Bank

Entegra Financial Corp. is the holding company of Entegra Bank. The Company’s shares trade on the NASDAQ Global Market under the symbol “ENFC.”

Entegra Bank operates a total of 18 branches located throughout the Western North Carolina counties of Cherokee, Haywood, Henderson, Jackson, Macon, Polk and Transylvania, the Upstate South Carolina counties of Anderson, Greenville, and Spartanburg and the Northern Georgia counties of Pickens and Hall. The Bank also operates loan production offices in Asheville, NC, Clemson, SC, and Duluth, GA. For further information, visit the Bank’s website www.entegrabank.com.

Disclosures About Forward-Looking Statements

The discussions included in this document and its exhibits may contain “forward-looking statements.”. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be “forward-looking statements.” Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” “will,” “should,” or other statements concerning opinions or judgments of the Company and its management about future events. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those anticipated and/or adversely affect our results of operations and financial condition. The accuracy of such forward-looking statements could be affected by factors including, but not limited to: the Company’s ability to implement aspects of its growth strategy; the financial success or changing conditions or strategies of the Company’s customers or vendors; the Company’s ability to compete effectively against other financial institutions in its banking markets; fluctuations in interest rates; actions of government regulators; the availability of capital and personnel; and general economic and market conditions. These forward-looking statements express management’s current expectations, plans or forecasts of future events, results of operation and financial condition. Additional factors that could cause actual results to differ materially from those anticipated by forward-looking statements are discussed in the Company’s reports filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website, including without limitation its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to revise or update these statements following the date of this press release, except as required by applicable law.

ENTEGRA FINANCIAL CORP. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
Interest income	$14,842	$11,343
Interest expense	2,449	1,725

Net interest income	12,393	9,618

Provision for loan losses	361	315

Net interest income after provision for loan losses	12,032	9,303

Servicing income, net	94	95
Mortgage banking	239	220
Gain on sale of SBA loans	61	142
Gain (loss) on sale of investments	(12)	7
Trading securities gains (losses)	(56)	207
Other than temporary impairment on available-for-sale securities	—	(700)
Service charges on deposit accounts	431	391
Interchange fees	484	410
Bank owned life insurance	200	181
Other	208	130
Total noninterest income	1,649	1,083

Compensation and employee benefits	5,617	4,836
Net occupancy	1,092	951
Federal deposit insurance	279	104
Professional and advisory	277	274
Data processsing	509	401
Marketing and advertising	209	248
Net cost of operation of real estate owned	50	134
Merger-related expenses	196	448
Other	1,130	1,211
Total noninterest expense	9,359	8,607

Income before taxes	4,325	1,779

Income tax expense	743	479

Net income	$3,582	$1,300

Earnings per common share:
Basic	$0.52	$0.20
Diluted	$0.51	$0.20

Weighted average common shares outstanding:
Basic	6,885,911	6,464,861
Diluted	7,027,884	6,521,298

ENTEGRA FINANCIAL CORP. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	March 31, 2018	December 31, 2017
	(Unaudited)	(Unaudited)
Assets

Cash and cash equivalents	$123,597	$109,467
Investments - trading	6,609	6,095
Investments - available for sale	339,816	342,863
Other investments	12,464	12,386
Loans held for sale	4,024	3,845
Loans receivable	1,035,649	1,005,139
Allowance for loan losses	(11,167)	(10,887)
Real estate owned	2,874	2,568
Fixed assets, net	24,101	24,113
Bank owned life insurance	32,349	32,150
Net deferred tax asset	8,903	8,831
Goodwill	23,903	23,903
Core deposit intangibles, net	4,096	4,269
Other assets	18,226	16,707

Total assets	$1,625,444	$1,581,449

Liabilities and Shareholders' Equity

Liabilities
Core deposits	$788,233	$765,442
Certificates of deposit	417,675	396,735
Federal Home Loan Bank advances	223,500	223,500
Junior subordinated notes	14,433	14,433
Holding company line of credit	5,000	5,000
Post employment benefits	10,011	10,174
Other liabilities	14,716	14,852
Total liabilities	$1,473,568	$1,430,136

Total shareholders' equity	151,876	151,313

Total liabilities and shareholders' equity	$1,625,444	$1,581,449

APPENDIX A – RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended March 31,
	2018	2017

(Dollars in thousands, except per share data)
Core Noninterest Expense
Noninterest expense (GAAP)	$9,359	$8,607
Merger-related expenses	(196)	(448)
Core noninterest expense (Non-GAAP)	$9,163	$8,159

Core Net Income
Net income (GAAP)	$3,582	$1,300
Loss (gain) on sale of investments	9	(5)
Other than temporary impairment of investment securities available for sale	—	441
Merger-related expenses	155	291
Core net income (Non-GAAP)	$3,746	$2,027

Core Diluted Earnings Per Share
Diluted earnings per share (GAAP)	$0.51	$0.20
Loss (gain) on sale of investments	—	—
Other than temporary impairment of investment securities available for sale	—	0.07
Merger-related expenses	0.02	0.04
Core diluted earnings per share (Non-GAAP)	$0.53	$0.31

Core Return on Average Assets
Return on Average Assets (GAAP)	0.90%	0.39%
Gain on sale of investments	0.00%	0.00%
Other than temporary impairment of investment securities available for sale	0.00%	0.13%
Merger-related expenses	0.04%	0.09%
Core Return on Average Assets (Non-GAAP)	0.94%	0.61%

Core Return on Tangible Average Equity
Return on Average Equity (GAAP)	9.48%	3.87%
Loss (gain) on sale of investments	0.03%	-0.01%
Other than temporary impairment of investment securities available for sale	0.00%	1.31%
Merger-related expenses	0.41%	0.87%
Effect of goodwill and intangibles	2.26%	0.24%
Core Return on Average Tangible Equity (Non-GAAP)	12.18%	6.28%

Core Efficiency Ratio
Efficiency ratio (GAAP)	66.64%	80.43%
Gain (loss) on sale of investments	-0.06%	0.07%
Other than temporary impairment of investment securities available for sale	0.00%	-6.15%
Merger-related expenses	-1.40%	-4.19%
Core Efficiency Ratio (Non-GAAP)	65.18%	70.16%

	As Of
	March 31, 2018	December 31, 2017
	(Dollars in thousands, except share data)
Tangible Assets
Total Assets	$1,625,444	$1,581,449
Goodwill and Intangibles	(27,999)	(28,172)
Tangible Assets	$1,597,445	$1,553,277

Book Value Per Share
Book Value (GAAP)	$151,876	$151,313
Goodwill and Intangibles	(27,999)	(28,172)
Book Value (Tangible)	$123,877	$123,141
Outstanding shares	6,888,415	6,879,191
Tangible Book Value Per Share	$17.98	$17.90

APPENDIX B – TAX EQUIVALENT NET INTEREST MARGIN ANALYSIS (UNAUDITED)

	For the Three Months Ended March 31,
	2018			2017
	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate
	(Dollars in thousands)
Interest-earning assets:
Loans, including loans held for sale	$1,008,074	$11,892	4.78%	$743,154	$8,476	4.63%
Loans, tax exempt (1)	15,792	116	2.99%	14,908	137	3.72%
Investments - taxable	261,970	1,790	2.73%	296,317	1,759	2.37%
Investment tax exempt (1)	76,129	696	3.66%	111,432	1,125	4.04%
Interest earning deposits	86,644	348	1.63%	57,888	116	0.81%
Other investments, at cost	12,391	171	5.60%	13,865	172	5.03%

Total interest-earning assets	1,461,000	15,014	4.17%	1,237,564	11,785	3.86%

Noninterest-earning assets	124,753			97,048

Total assets	$1,585,753			$1,334,612

Interest-bearing liabilities:
Savings accounts	$51,123	$15	0.12%	$43,012	$12	0.11%
Time deposits	403,284	914	0.92%	328,605	757	0.93%
Money market accounts	319,351	366	0.46%	246,621	219	0.36%
Interest bearing transaction accounts	212,366	87	0.17%	135,263	40	0.12%
Total interest bearing deposits	986,124	1,382	0.57%	753,501	1,028	0.55%

FHLB advances	223,500	820	1.47%	274,889	530	0.78%
Junior subordinated debentures	14,433	138	3.82%	14,433	137	3.85%
Other borrowings	8,763	109	5.04%	2,788	30	4.36%

Total interest-bearing liabilities	1,232,820	2,449	0.81%	1,045,611	1,725	0.67%

Noninterest-bearing deposits	183,071			140,563

Other non interest bearing liabilities	18,773			13,935

Total liabilities	1,434,664			1,200,109
Total equity	151,089			134,503

Total liabilities and equity	$1,585,753			$1,334,612

Tax-equivalent net interest income		$12,568			$10,060

Net interest-earning assets (2)	$228,793			$191,953

Average interest-earning assets to interest-bearing liabilities	1.19%			1.18%

Tax-equivalent net interest rate spread (3)			3.36%			3.19%
Tax-equivalent net interest margin (4)			3.49%			3.30%

(1) Tax exempt loans and investments are calculated giving effect to a 21% federal tax rate in 2018 and 35% federal tax rate in 2017.

(2) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(3) Tax-equivalent net interest rate spread represents the difference between the tax equivalent yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(4) Tax-equivalent net interest margin represents tax equivalent net interest income divided by average total interest-earning assets.